CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent the use of our reports dated March 10, 2016 with respect to the consolidated financial statements of Oncolytics Biotech Inc. (“Oncolytics”) as at December 31, 2015 and 2014 and for each of the years in the three year period ended December 31, 2015, and the effectiveness of internal control over financial reporting of Oncolytics as of December 31, 2015, included in the Annual Report on Form 20-F of Oncolytics for the year ended December 31, 2015, as filed with the United States Securities Exchange Commission (“SEC”).
We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-171625 and 333-205708) of our reports dated March 10, 2016 with respect to the consolidated financial statements of Oncolytics as at December 31, 2015 and 2014 and for each of the years in the three year period ended December 31, 2015, and the effectiveness of internal control over financial reporting of Oncolytics as of December 31, 2015, included in the Annual Report on Form 20-F of Oncolytics for the year ended December 31, 2015, as filed with the SEC.

Calgary, Canada
March 24, 2016	Chartered Accountants